UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     February 27, 2013

Culp, Inc.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-12597	56-1001967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1823 Eastchester Drive High Point, North Carolina 27265
(Address of Principal Executive Offices) (Zip Code)

(336) 889-5161
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This report and the exhibits attached hereto contain “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 27A of the Securities and Exchange Act of 1934).  Such statements are inherently subject to risks and uncertainties.  Further, forward looking statements are intended to speak only as of the date on which they are made, and we disclaim any duty to update such statements.  Forward-looking statements are statements that include projections, expectations or beliefs about future events or results or otherwise are not statements of historical fact.  Such statements are often but not always characterized by qualifying words such as “expect,” “believe,” “estimate,” “plan” and “project” and their derivatives, and include but are not limited to statements about expectations for our future operations, production levels, sales, gross profit margins, operating income, SG&A or other expenses, earnings, and other performance measures, as well as any statements regarding future economic or industry trends or future developments. Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions.  Decreases in these economic indicators could have a negative effect on our business and prospects.  Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect us adversely. Changes in consumer tastes or preferences toward products not produced by us could erode demand for our products. Changes in the value of the U.S. dollar versus other currencies could affect our financial results because a significant portion of our operations are located outside the United States. Strengthening of the U.S. dollar against other currencies could make our products less competitive on the basis of price in markets outside the United States, and strengthening of currencies in Canada and China can have a negative impact on our sales of products produced in those places. Also, economic and political instability in international areas could affect our operations or sources of goods in those areas, as well as demand for our products in international markets. Further information about these factors, as well as other factors that could affect our future operations or financial results and the matters discussed in forward-looking statements, are included in Item 1A “Risk Factors” section in our Form 10-K filed with the Securities and Exchange Commission on July 12, 2012 for the fiscal year ended April 29, 2012.

Item 2.02 – Results of Operations and Financial Condition

On February 27, 2013, we issued a news release to announce our financial results for the third quarter and the nine months ended January 27, 2013.  The news release is attached hereto as Exhibit 99(a).

Also on February 27, 2013, we released a Financial Information Release containing additional financial information and disclosures about our third quarter and nine months ended January 27, 2013.  The Financial Information Release is attached hereto as Exhibit 99(b).

The news release and Financial Information Release contain disclosures about free cash flow, a non-GAAP liquidity measure that we define as net cash provided by operating activities, less cash capital expenditures, plus any proceeds from sales of fixed assets and life insurance policies, and the effects of exchange rate changes on cash and cash equivalents.  Details of these calculations and a reconciliation to information from our GAAP financial statements is set forth in the Financial Information Release.  Management believes the disclosure of free cash flow provides useful information to investors because it measures our available cash flow for potential debt repayment, stock repurchases, dividends, and additions to cash and cash equivalents.  We note, however, that not all of the company’s free cash flow is available for discretionary spending, as we have mandatory debt payments and other cash requirements that must be deducted from our cash available for future use.  In operating our business, management uses free cash flow to make decisions about what commitments of cash to make for operations, such as capital expenditures (and financing arrangements for these expenditures), purchases of inventory or supplies, SG&A expenditure levels, compensation, and other commitments of cash, while still allowing for adequate cash to meet known future commitments for cash, such as debt repayment.

The news release and Financial Information Release contain disclosures about return on capital, both for the entire company and for individual business segments.  We define return on capital as operating income (on an annualized basis if at a point other than the end of the fiscal year) divided by average capital employed.  Operating income excludes certain non-recurring charges, and average capital employed is calculated over rolling two – five fiscal periods, depending on which quarter is being presented.  Details of these calculations and a reconciliation to information from our GAAP financial statements is set forth in the Financial Information Release.  We believe return on capital is an accepted measure of earnings efficiency in relation to capital employed, but it is a non-GAAP performance measure that is not defined or calculated in the same manner by all companies.  This measure should not be considered in isolation or as an alternative to net income or other performance measures, but we believe it provides useful information to investors by comparing the operating income we produce to the asset base used to generate that income.  Also, annualized operating income does not necessarily indicate results that would be expected for the full fiscal year.  We note that, particularly for return on capital measured at the segment level, not all assets and expenses are allocated to our operating segments, and there are assets and expenses at the corporate (unallocated) level that may provide support to a segment’s operations and yet are not included in the assets and expenses used to calculate that segment’s return on capital.  Thus, the average return on capital for the company’s segments will generally be different from the company’s overall return on capital.  Management uses return on capital to evaluate the company’s earnings efficiency and the relative performance of its segments.

The news release and Financial Information Release contain disclosures about our consolidated adjusted effective income tax rate, which is a non-GAAP liquidity measure that represents our estimated cash expenditures for income taxes.  The consolidated adjusted effective income tax rate is calculated by eliminating the non-cash items that affect our GAAP income tax expense, including adjustments to valuation allowances for deferred tax assets, reductions in income taxes due to net operating loss (NOL) carry forwards, and non-cash foreign income tax expenses.  Currently we do not pay income taxes in the U.S. due to NOL carryforward amounts, and thus the consolidated adjusted effective income tax rate represents income tax expense for our subsidiaries located in China and Canada. A reconciliation of our consolidated adjusted effective income tax rate to our consolidated effective GAAP income tax rate is set forth in the Financial Information Release.  We believe this information is useful to investors because it demonstrates the amount of cash, as a percentage of income before income taxes, expected to be required to fund our income tax liabilities incurred for the periods reported.  Our consolidated income tax expense on a GAAP basis can vary widely over different reporting periods due to the effects of non-cash items, and we believe the calculation of our consolidated adjusted effective tax rate is helpful in comparing financial reporting periods and the amount of income tax liability that we are or will be required to pay to taxing authorities in cash. We also note that, because the consolidated adjusted effective income tax rate used to calculate adjusted net income is based on annualized amounts and estimates, adjusted net income for any quarter or year-to-date period does not necessarily indicate results that could be expected for the full fiscal year. In addition, non-cash reductions in our U.S. NOL carryforwards are based on pre-tax losses in prior periods and will not be available to reduce taxes on current earnings once the NOL carryforward amounts are utilized.  Management uses the consolidated adjusted effective income rate to analyze the effect that income tax expenditures are likely to have on cash balances and overall liquidity.

The news release and Financial Information Release contains disclosures about our adjusted net income, which is a non-GAAP performance measure that incorporates the consolidated adjusted effective income tax rate discussed in the preceding paragraph.  Adjusted net income is calculated by multiplying the consolidated adjusted effective income tax rate by the amount of income before income taxes shown on our income statement.  Because the consolidated adjusted effective income tax rate eliminates non-cash items that affect our GAAP income tax expense, adjusted net income is intended to demonstrate the amount of net income that would be generated by our operations if only the cash portions of our income tax expense are deducted from income before income taxes.  As noted above, our consolidated income tax expense on a GAAP basis can vary widely over different reporting periods due to the effect of non-cash items, and we believe the calculation of adjusted net income is useful to investors because it eliminates these items and aids in the analysis of comparable financial periods by reflecting the amount of earnings available after the deduction of tax liabilities that are paid in cash.  Adjusted net income should not be viewed in isolation by investors and should not be used as a substitute for net income calculated in accordance with GAAP.  We also note that, because the consolidated adjusted effective income tax rate used to calculate adjusted net income is based on annualized amounts and estimates, adjusted net income for any quarter or year-to-date period does not necessarily indicate results that could be expected for the full fiscal year.  In addition, the limitations on the usefulness of consolidated adjusted effective income tax rates described in the preceding paragraph also apply to the usefulness of adjusted net income, since consolidated adjusted effective income tax rates are used to calculate adjusted net income.  Management uses adjusted net income to help it analyze the company’s earnings and performance after taking certain tax matters into account when comparing comparable quarterly and year-to-date periods.

Item 9.01 (d) -- Exhibits

99(a) News Release dated February 27, 2013

99(b) Financial Information Release dated February 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CULP, INC.
(Registrant)

By:	/s/ Kenneth R. Bowling
Chief Financial Officer
(principal financial officer)

By:	/s/ Thomas B. Gallagher, Jr.
Corporate Controller
(principal accounting officer)

Dated:  February 27, 2013

EXHIBIT INDEX

Exhibit Number	Exhibit

99(a)	News Release dated February 27, 2013
99(b)	Financial Information Release dated February 27, 2013

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